EXHIBIT 4.2


                          BRIDGE STREET FINANCIAL, INC.
                              RESTRICTED STOCK PLAN
                          CONVERSION STOCK AWARD NOTICE
                          -----------------------------


________________________________________________________________________________
NAME OF AWARD RECIPIENT                                   SOCIAL SECURITY NUMBER

________________________________________________________________________________
                                 STREET ADDRESS

________________________________________________________________________________
CITY                                 STATE                              ZIP CODE

This Conversion Stock Award Notice is intended to set forth the terms and conditions on which an Award under the Oswego County Bancorp, Inc. Restricted Stock Plan and has been converted to be an Award under the Bridge Street Financial, Inc. Restricted Stock Plan. Set forth below are the specific terms and conditions applicable to this Award. Attached as Exhibit A are its general terms and conditions.

     Oswego Restricted                (A)              (B)             (C)             (D)               (E)
       Stock Award
                Effective Date
              Class of Shares*      Common           Common           Common          Common           Common
        No. of Awarded Shares*
                 Vesting Date*

   Bridge Street Restricted           (A)              (B)             (C)             (D)               (E)
         Stock Award
              Class of Shares*      Common           Common           Common          Common           Common
        No. of Awarded Shares*
                 Vesting Date*

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND CONDITIONS.

By signing where indicated below, Bridge Street Financial, Inc. (the "Company") grants this Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Conversion Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein and acknowledges receipt of a Prospectus dated January 3, 2003 for the Bridge Street Financial, Inc. Restricted Stock Plan.

BRIDGE STREET FINANCIAL, INC.                      AWARD RECIPIENT

By_________________________________                _____________________________
  NAME:
  TITLE:

________________________________________________________________________________
INSTRUCTIONS: This page should be completed by or on behalf of the Personnel and Compensation Committee. Any blank space intentionally left blank should be crossed out. An Award consists of shares granted with uniform terms and conditions. Where shares granted under an Award are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------

                          BRIDGE STREET FINANCIAL, INC.
                       2002 RECOGNITION AND RETENTION PLAN
                             CONVERSION STOCK AWARD
                             ----------------------

                          GENERAL TERMS AND CONDITIONS


         SECTION 1. SIZE AND TYPE OF AWARD. The shares of Common Stock, par value $.01 per share, of Bridge Street Financial, Inc. ("Shares") covered by this Award ("Awarded Shares") are listed on this Conversion Stock Award Notice. A stock certificate evidencing the Awarded Shares will be issued in your name. The stock certificate will bear a legend indicating that it is subject to all of the terms and conditions of this Award Notice and the Plan.

         SECTION 2.  VESTING.

                  (a) VESTING DATES. The Vesting Dates for your Awarded Shares are specified on this Award Notice. On each Vesting Date, you will obtain unrestricted ownership of the Awarded Shares that vest on that Vesting Date.

                  (b) FORFEITURES. If you terminate service with the Company prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership that was placed in a brokerage account for you will be returned. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

                  (c) ACCELERATED VESTING. All of your Awarded Shares that have not previously vested will become fully vested immediately, and without any further action on your part, in the event of your death or Disability (as defined in the Plan) or Change of Control (as defined in the Plan) before your termination of service with the Company or if your service terminates due to Retirement (as defined in the Plan). You may designate a Beneficiary to receive any Awarded Shares that vest upon your death using the Beneficiary Designation attached as Appendix A.

                  (d) DEFINITION OF SERVICE. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in THE service of the Company for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company or Oswego County National Bank.

         SECTION 3. DIVIDENDS. You will receive the dividends on an unrestricted basis, but they will be paid to you by, and will be taxable in the same manner as other compensation paid to you by, the Company.

         SECTION 4. VOTING RIGHTS. You shall have the right to control all voting rights relating to all unvested Awarded Shares.

         SECTION 5. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

         SECTION 6. PLAN PROVISIONS CONTROL. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, you acknowledge receipt of a copy of the Plan and a copy of the Prospectus for the Plan dated January 3, 2003.

                   APPENDIX A TO CONVERSION STOCK AWARD NOTICE
                          BRIDGE STREET FINANCIAL, INC.
                              RESTRICTED STOCK PLAN

                          BENEFICIARY DESIGNATION FORM


GENERAL
INFORMATION     USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO WILL RECEIVE
                VESTED STOCK OPTIONS OUTSTANDING TO YOU AT THE TIME OF YOUR
                DEATH.


Name of
Award Recipient ___________________________________________________________________   Social Security Number _______--_____--_______

BENEFICIARY     COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE
DESIGNATION     SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
                CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED
                BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
                BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE
                INCREASED PROPORTIONATELY.

A. PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

                  NAME                                      ADDRESS                      RELATIONSHIP        BIRTHDATE       SHARE
                                                ________________________________
___________________________________________                                           _________________  ________________   _______%
                                                ________________________________

                                                ________________________________
___________________________________________                                           _________________  ________________   _______%
                                                ________________________________

                                                ________________________________
___________________________________________                                           _________________  ________________   _______%
                                                ________________________________
                                                                                                                          Total=100%

B. CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death:

                  NAME                                      ADDRESS                      RELATIONSHIP        BIRTHDATE       SHARE
                                                ________________________________
___________________________________________                                           _________________  ________________   _______%
                                                ________________________________

                                                ________________________________
___________________________________________                                           _________________  ________________   _______%
                                                ________________________________

                                                ________________________________
___________________________________________                                           _________________  ________________   _______%
                                                ________________________________
                                                                                                                          Total=100%

S    H          I understand that this Beneficiary Designation shall be
                effective only if properly completed and received by the
I    E          Corporate Secretary of Bridge Street Financial, Inc. prior to my death, and that it is subject to all of the terms and conditions
G    R          of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all
N    E          outstanding Stock Options.


_____________________________________________   ________________________________
             YOUR SIGNATURE                                 DATE

________________________________INTERNAL USE ONLY_______________________________

This Beneficiary  Designation was received by the Corporate Secretary                               Comments
of Bridge Street Financial, Inc. on the date indicated.





By___________________________________           ________________________________
         AUTHORIZED SIGNATURE                                 DATE